Form of Exhibit A

Exhibit 10.2

UNDERTAKING LETTERS

[Name and Address of Applicable NOVT Party]

March 16, 2006

NOVT Corporation

4350 International Boulevard

Norcross, Georgia 30093

The “Steel Parties” (as defined herein)

c/o Warren Lichtenstein

Steel Partners II, L.P.

150 East 52nd Street, 21st Floor

New York, New York 10022

Re:	Settlement Agreement dated March 16, 2006

Ladies and Gentlemen:

This letter (the “NOVT Party Undertaking Letter”) is furnished to you in connection with that certain Settlement Agreement, dated as of March 16, 2006 (the “Settlement Agreement”), by and among NOVT Corporation, a Florida corporation (“NOVT”), Steel Partners II, L.P., a Delaware limited partnership (“Steel”), J.L. Howard, Inc., a New York corporation, (“Howard Inc.”), Steel Partners, L.L.C., a Delaware limited liability company (“Steel LLC”), Warren G. Lichtenstein (“Lichtenstein”), Jack L. Howard (“Howard”), John Quicke (“Quicke”), James Henderson (“Henderson”), Joshua Schechter (“Schechter”), Harvey J. Bazaar (“Bazaar”), Leonard Toboroff (“Toboroff”) and “The Novoste Full Value Committee” (the “Steel Committee”) (collectively, Steel, Howard Inc., Steel LLC, Messrs. Lichtenstein, Howard, Quicke, Henderson, Schechter, Bazaar, Toboroff and the Steel Committee are referred to herein as the “Steel Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Settlement Agreement. The undersigned is one of the NOVT Parties.

The undersigned hereby represents, warrants and agrees that [he / she] has capacity to execute, deliver and perform this NOVT Party Undertaking Letter, and consummate the matters contemplated hereby; this NOVT Party Undertaking Letter constitutes a valid, legal and binding obligation of the undersigned, enforceable against [him / her] in accordance with its terms.

[[Note: Resigning directors only] The undersigned hereby resigns as a member of the Board of Directors effective as of the Effective Date.]

In consideration of the undersigned’s status as a third-party beneficiary of certain agreements contained in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby: (i) grants, on behalf of [himself / herself] and [his / her] heirs, executors and administrators, the release the set forth in Section 4.1 of the Settlement Agreement; (ii) agrees to be bound by, and subject to, the obligations and provisions of Sections 6.1, 6.2 and 9 of the Settlement Agreement; (iii) [[Note: Officers only] agrees that, subject to and upon payment by NOVT of all amounts owed to the undersigned in accordance with Section 8.1 of the Settlement Agreement, he will provide NOVT with a written acknowledgement that all amounts owed to him in connection with his past employment by and executive service to NOVT have been paid in full and (iv)] agrees that the address set forth below shall be used for purposes of the notice provisions of Section 9.6 of the Settlement Agreement:

Address:	[ ]
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Sincerely yours,

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